INCORPORATED UNDER THE LAWS OF THE
STATE OF UTAH
2003



NUMBER	SHARES
0000	00

FINWISE BANCORP

This Certifies that XXXXXXXXXX is the registered holder of Zero Shares

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, *the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed*

this 00 *day of* XXXXX *A.D. 20*00

SECRETARY

PRESIDENT

For Value Received, ______ *hereby sell, assign and transfer unto* ____

____ *Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint* ____

____ *Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.*

Dated ____________________ *A.D. 20* ______

In presence of

____________________________________ ____________________________________

NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.